Filed Pursuant to Rule 424(b)(5)
Registration No. 333-186129

The information is this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 4, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated March 8, 2013)

                     Depositary Shares

Depositary Shares

Each Representing a 1/1000th Interest in a Share of

% Series C Cumulative Preferred Stock

We are offering             depositary shares (the “depositary shares”) each representing a 1/1000th ownership interest in a share of             our             % Series C Cumulative Preferred Stock , with a liquidation preference of $25,000.00 per preferred share ($25.00 per depositary share) (the “Series C Preferred Stock”), deposited with American Stock Transfer & Trust Company, LLC, as depositary. The depositary shares will be evidenced by depositary receipts. As a holder of a depositary share, you will be entitled to all proportional rights and preferences of a share of our Series C Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Holders of Series C Preferred Stock will be entitled to cumulative dividends (whether or not declared) from, and including, the date of original issuance at the rate of             % per year of the $25,000.00 liquidation preference per preferred share (equivalent to an annual rate of $             per preferred share, or an annual rate of $             per depositary share). Dividends on the Series C Preferred Stock will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) when, as and if declared by our board of directors, beginning on June 15, 2013.

At any time and from time to time on or after         , 2018, we may, at our option, redeem the Series C Preferred Stock, in whole at any time or in part from time to time, for cash at a redemption price of $25,000.00 per preferred share ($25.00 per depositary share), plus all accumulated and unpaid dividends to, but not including, the date of redemption (referred to herein as the optional redemption). In addition, upon the occurrence of a change of control described herein, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts (“ADRs”) representing such securities) is listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT, or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 90 days after the first date on which such change of control occurred, for cash at a redemption price of $25,000.00 per preferred share ($25.00 per depositary share), plus all accumulated and unpaid dividends to, but not including, the date of redemption (referred to herein as the change of control redemption). If we exercise any of our redemption rights relating to shares of Series C Preferred Stock, the holders of Series C Preferred Stock will not have the conversion right described below with respect to the shares of Series C Preferred Stock called for redemption.

Upon the occurrence of a change of control described herein, as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series C Preferred Stock in which case such holder will have the right only with respect to shares not called for redemption (unless we default in the payment of the redemption price and accumulated and unpaid dividends)) to convert some or all of the Series C Preferred Stock held by such holder into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25,000.00 liquidation preference per preferred share ($25.00 per depositary share) plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	per preferred share ( per depositary share) (the “Share Cap”), subject to certain adjustments described in this prospectus supplement;

subject, in each case, to provisions for the receipt of alternative consideration and other conditions as described in this prospectus supplement.

The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a change of control. Holders of shares of the Series C Preferred Stock will have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other limited circumstances or as required by law.

The Series C Preferred Stock will rank on parity with the outstanding shares of our 5.375% Series B Cumulative Convertible Preferred Stock (the “Series B Convertible Preferred Stock”) with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up.

No market currently exists for the Series C Preferred Stock or the depositary shares. We intend to file an application to list the depositary shares on the NYSE under the symbol “GDP PrC”. If the application is approved, trading of the depositary shares on the NYSE is expected to commence within 30 days after the date of initial issuance of the depositary shares.

Investing in our depositary shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before investing in our depositary shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total(1)
Price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1) Assumes	no exercise of the underwriters’ over-allotment option described below.

We have granted the underwriters an option to purchase up to an additional                              depositary shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), against payment in New York, New York on or about          , 2013.

Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	Barclays

Co-Managers

MLV & Co.	Stephens Inc.

Prospectus Supplement dated             , 2013

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important that you read and consider all of the information in this prospectus supplement on the one hand, and the information contained in the accompanying prospectus and any other document incorporated by reference, on the other hand, in making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. These filings are also available to the public from the SEC’s web site at www.sec.gov. We also maintain a website at www.goodrichpetroleum.com that contains information concerning us and our affiliates. The information at our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it to be part of this prospectus supplement and the accompanying prospectus.

We have included the accompanying prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus supplement or the accompanying prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus supplement and the accompanying prospectus describe the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

S-ii

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the Series C Preferred Stock is completed:

•

The description of our common stock contained in our registration statement on Form 8-B dated February 3, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

•	our Annual Report on Form 10-K for the year ended December 31, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on March 8, 2013; and

•	our Current Report on Form 8-K filed on March 7, 2013 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom this prospectus supplement has been delivered a copy of any or all of these filings (other than exhibits to documents that are not specifically incorporated by reference in the documents). You may request copies of these filings by writing or telephoning us at: Goodrich Petroleum Corporation, Attention: Corporate Secretary, 801 Louisiana Street, Suite 700, Houston, Texas 77002, telephone (713) 780-9494.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning our operations, economic performance and financial condition. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and natural gas properties, marketing and midstream activities, and also include those statements accompanied by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should,” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate under the circumstances. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this prospectus supplement, or if earlier, as of the date they were made; we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

S-iii

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risk and uncertainties:

•	planned capital expenditures;

•	future drilling activity;

•	our financial condition;

•	business strategy including the our ability to successfully transition to more liquids-focused operations;

•	the market prices of oil and natural gas;

•	uncertainties about the estimated quantities of oil and natural gas reserves;

•	financial market conditions and availability of capital;

•	production;

•	hedging arrangements;

•	future cash flows and borrowings;

•	litigation matters;

•	pursuit of potential future acquisition opportunities;

•	sources of funding for exploration and development;

•	general economic conditions, either nationally or in the jurisdictions in which we are doing business;

•

legislative or regulatory requirements or changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulation, drilling and permitting regulations, derivatives reform, changes in state and federal corporate taxes, environmental regulation, environmental risks and liability under federal, state and foreign and local environmental laws and regulations;

•	the creditworthiness of our financial counterparties and operation partners;

•	the securities, capital or credit markets; and

•	our ability to repay our debt.

Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2012, and the risk factors beginning on page S-8 of this prospectus supplement and on page 5 of the accompanying prospectus.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but may not contain all information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of this offering, information about our business and financial data. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein in their entirety before making an investment decision. In this prospectus supplement, the terms “Goodrich Petroleum Corporation,” “Goodrich,” “we,” “us,” “our” and similar terms mean Goodrich Petroleum Corporation and its subsidiary. We have provided definitions for some of the oil and gas industry terms used in this prospectus supplement in the Glossary on page G-1 of this prospectus supplement.

Goodrich Petroleum Corporation

We are an independent oil and natural gas company engaged in the exploration, development and production of oil and natural gas on properties primarily in (i) South Texas, which includes the Eagle Ford Shale Trend, (ii) Northwest Louisiana and East Texas, which includes the Haynesville Shale and Cotton Valley Taylor Sand and (iii) Southwest Mississippi and Southeast Louisiana which includes the Tuscaloosa Marine Shale. In the current depressed natural gas price environment, we are concentrating the vast majority of our development efforts on existing leased acreage within formations that are prospective for oil. In addition, we continue to aggressively pursue the evaluation and acquisition of prospective acreage and oil and natural gas drilling opportunities outside of our existing leased acreage. We own working interests in 392 producing oil and natural gas wells located in 32 fields in eight states. At December 31, 2012, we had estimated proved reserves of approximately 333.1 Bcfe, comprised of 254.0 Bcf of natural gas, 5.1 MMBbls of natural gas liquids (NGLs) and 8.1 MMBbls of oil and condensate.

Our principal executive offices are located at 801 Louisiana, Suite 700, Houston, Texas 77002. We also have an office in Shreveport, Louisiana. As of February 18, 2013, we had 112 employees. We maintain an internet website at www.goodrichpetroleum.com; however, the information found on our website is not part of this prospectus supplement.

Recent Developments

Credit Facility Amendment

On March 25, 2013, we entered into an Eighth Amendment (the “Eighth Amendment”) to our Second Amended and Restated Credit Agreement dated May 5, 2009 with Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, effective as of March 13, 2013, (as amended, our “Credit Agreement”) to amend certain covenants applicable to our secured revolving credit facility to permit payment of regular cash dividends on up to $250.0 million in stated or liquidation value of any new series of preferred stock, including the Series C Preferred Stock, for so long as no Default, Event of Default or Borrowing Base Deficiency (as such terms are defined in the Credit Agreement) exists. The Eighth Amendment also permits us to fund an escrow on or prior to June 30, 2014 sufficient to provide for the repurchase or redemption of $218.5 million of our 5.00% convertible senior notes due 2029 (the “2029 convertible notes”) with future bank borrowings or cash on hand in an amount of aggregate net proceeds from this offering and any future offerings of depositary shares or Series C Preferred Stock, together with net proceeds from future offerings of certain qualifying debt or equity securities. To the extent that sufficient funds are deposited in the escrow account on or prior to June 30, 2014 to redeem any remaining 2029 convertible notes at par, our senior credit facility will automatically be extended to February 25, 2016. The Eighth Amendment also provides additional flexibility to exchange or modify the 2029 convertible notes for certain qualifying debt and equity securities.

THE OFFERING

The summary below describes the principal terms of our Series C Preferred Stock and the depositary shares representing our Series C Preferred Stock. This summary is not a complete description of the depositary shares or the Series C Preferred Stock or the related certificate of designation (the “certificate of designation”). Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Series C Preferred Stock” and “Description of Depositary Shares” for a more detailed description of the terms and conditions of our Series C Preferred Stock and the depositary shares representing our Series C Preferred Stock.

In this portion of the summary, the terms the “Company,” “we,” “us” and “our” refer only to Goodrich Petroleum Corporation and not to its subsidiary.

Issuer	Goodrich Petroleum Corporation.

Securities Offered

             depositary shares, each representing a 1/1000th ownership interest in a share of     % Series C Cumulative Preferred Stock. Each depositary share will be entitled to, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, all the rights, preferences and provisions of our Series C Preferred Stock represented thereby (including those related to dividends, voting, redemption and liquidation).

Liquidation Preference	$25,000.00 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share).

Over-Allotment Option

We have granted the underwriters an option to purchase up to an additional             depositary shares at the public offering price per share, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

Maturity

The shares of Series C Preferred Stock do not have a maturity date, and we are not required to redeem or repurchase the Series C Preferred Stock. Accordingly, the shares of Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or repurchase them.

Dividends

When, as and if declared by our board of directors out of funds legally available, dividends on the Series C Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2013, at a rate per annum equal to     % (equivalent to $         per preferred share, or $         per depositary share). Dividends on the Series C Preferred Stock are cumulative from             , 2013. Unless dividends have been declared and paid or declared and set apart for payment on the Series C Preferred Stock for the then-current quarterly dividend period and all past quarterly dividend periods, we may not declare or pay or set apart payment for dividends or distributions upon our common stock or any of our other capital stock ranking junior to or on parity with our Series C Preferred Stock and no shares of our common stock or any other shares of our capital stock ranking junior to or on parity with our Series C Preferred Stock may be redeemed, purchased or otherwise acquired for any consideration, subject to certain exceptions.

Any dividends paid on the Series C Preferred Stock will be distributed to the holders of depositary shares in the manner described under “Description of Depositary Shares—Dividends and Other Distributions.”

Amount Payable in Liquidation

If we liquidate, dissolve or wind up, holders of our Series C Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders (after payment or provision for all of our debts and other liabilities and subject to the preferential rights of the holders of any series of preferred stock ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up (the establishment of which series of preferred stock shall be subject to the provisions under “Description of the Series C Preferred Stock—Voting Rights”)) a liquidation preference of $25,000.00 per preferred share ($25.00 per depositary share), plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution of assets is made to the holders of our common stock and any other class or series of our capital stock ranking junior to our Series C Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. The rights of the holders of shares of Series C Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of our outstanding Series B Convertible Preferred Stock and each other future series or class of parity shares.

Optional Redemption

We may redeem the Series C Preferred Stock, in whole or in part, at any time on or after             , 2018 at a price of $25,000.00 per preferred share ($25.00 per depositary share) plus accumulated and unpaid dividends (whether or not declared), if any, to, but excluding, the redemption date. Holders of the Series C Preferred Stock will have no right to require the redemption of the Series C Preferred Stock.

Change of Control Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 90 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per preferred share ($25.00 per depositary share), plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

A “Change of Control” is when, after the initial delivery of the Series C Preferred Stock, each of the following have occurred and are continuing:

•    the acquisition by any person, including any syndicate or group deemed to be a ‘‘person’’ under Section 13(d)(3) of the Exchange Act of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series C Preferred Stock, in which case such holder will only have the right with respect to the shares of Series C Preferred Stock not called for redemption (unless we default in the payment of the redemption price and all accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares subject to such default in payment)) into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

•    the quotient obtained by dividing (i) the sum of the $25,000.00 liquidation preference per preferred share ($25.00 per depositary share) plus the amount of all accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• the Share Cap, subject to certain adjustments described in “Description of the Series C Preferred Stock—Conversion Rights”;

subject, in each case, to provisions for the receipt of alternative consideration and other conditions as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of redemption, whether pursuant to our change of control redemption right or our optional redemption right, holders of Series C Preferred Stock will not have any right to convert the shares of Series C Preferred Stock selected for redemption and any shares of Series C Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date (in each case, unless we default in the payment of the redemption price and all accumulated and unpaid dividends).

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series C Preferred Stock—Conversion Rights.”

Voting Rights

None, except as required by law and except with respect to authorizing or increasing the authorized amount of senior shares, certain changes to the terms of the Series C Preferred Stock, or in the case of certain dividend nonpayments. See “Description of the Series C Preferred Stock —Voting Rights.”

Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares—Voting our Series C Preferred Stock.”

Ranking

The Series C Preferred Stock will rank senior to our common stock and on parity with our Series B Convertible Preferred Stock. As of the date of this prospectus, we had 2,250,000 shares of our Series B Convertible Preferred Stock issued and outstanding. The liquidation preference of our Series B Convertible Preferred Stock is $50.00 per share, plus accumulated and unpaid dividends. See “Description of the Series C Preferred Stock—Ranking.”

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C Preferred Stock is outstanding, we will provide certain annual and quarterly reports to holders and prospective holders of depositary shares and Series C Preferred Stock as set out further in “Description of the Series C Preferred Stock—Information Rights.”

Use of Proceeds

We estimate that the net proceeds, after deducting the underwriting discount and estimated offering expenses payable by us, from this offering will be approximately $         (or approximately $         if the underwriters’ over-allotment option is exercised in full). We intend to use the net proceeds of this offering, including any proceeds from the depositary shares issued if the underwriters exercise their over-allotment option, to enhance liquidity and financial flexibility through the repayment of borrowings outstanding under our senior credit facility and for general corporate purposes. See “Use of Proceeds.”

Listing	We intend to file an application to list the depositary shares on the NYSE under the symbol “GDP PrC”. If the application is approved, we expect trading of the depositary shares on the NYSE to begin within 30 days after the depositary shares are first issued.

Federal Income Tax Considerations

The U.S. federal income tax consequences of purchasing, owning and disposing of our Series C Preferred Stock, including fractional interests therein in the form of depositary shares, are described under “Material U.S. Federal Income Tax Considerations Applicable to U.S. Holders.” Prospective investors are urged to consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of our depositary shares and the underlying Series C Preferred Stock in light of their personal investment circumstances.

Book-Entry and Form	The depositary shares will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.

Transfer and Depositary Agent	American Stock Transfer & Trust Company, LLC.

Risk Factors

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before investing in the depositary shares.

RISK FACTORS

Before investing in our depositary shares, you should carefully consider the risks and uncertainties described below, as well as such information set forth elsewhere in this prospectus supplement, the accompanying prospectus and any other information that is incorporated by reference, including the risks described in the reports we file with the SEC, that are incorporated by reference herein, particularly under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2012.

Risks Related to this Offering

You are making an investment decision about the depositary shares as well as our Series C Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Series C Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the dividend payments it receives on the Series C Preferred Stock from us to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding our depositary shares and Series C Preferred Stock before making an investment decision.

Our Series C Preferred Stock will rank junior to all of our liabilities and will not limit our ability to incur future indebtedness that will rank senior to our Series C Preferred Stock.

Our Series C Preferred Stock will rank junior to all of our indebtedness and other liabilities and the prior claims of holders of any future series or class of preferred stock we may issue that ranks senior to the Series C Preferred Stock. In the event of our liquidation, dissolution or winding-up, our assets will be available to make payments on our Series C Preferred Stock only after all of our indebtedness and other liabilities and the prior claims of holders of any future series or class of preferred stock we may issue that ranks senior to the Series C Preferred Stock have been paid. In addition, our Series C Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and any capital stock of our subsidiaries held by others. The rights of holders of our Series C Preferred Stock to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of each subsidiary’s creditors and any such other equity holders. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Stock then outstanding. We and our subsidiaries have incurred and may incur substantial amounts of additional debt and other obligations that will rank senior to our Series C Preferred Stock, and the terms of our Series C Preferred Stock will not limit the amount of such debt or other obligations that we may incur, except that we will not be able to authorize, create or issue preferred stock senior to the Series C Preferred Stock without the approval of holders of at least two-thirds of the shares of our Series C Preferred Stock then outstanding.

As a holder of depositary shares, you have extremely limited voting rights.

Holders of the Series C Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting stockholders. Our common stock is currently the only class of our securities that carries full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of our Series B Convertible Preferred Stock and any other series of our preferred stock having similar voting rights (if issued in the future), two additional directors to our board of directors, subject to limitations described in “Description of the Series C Preferred Stock—Voting Rights,” in the event that six or more quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock and the Series B Convertible Preferred Stock are in arrears (until all dividends accumulated on the Series C Preferred Stock and the Series B Convertible Preferred Stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of such dividends has been set aside for payment), and with respect to voting on amendments to our amended and restated certificate of incorporation and bylaws that materially and adversely affect the rights of the holders of Series C Preferred Stock or authorize, increase or create additional classes or series of our shares that are senior to the Series C Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series C Preferred Stock will not have any voting rights unless otherwise required by law or the rules of the NYSE or any other securities exchange or quotation system on which the Series C Preferred Stock is then listed, traded or quoted. See “Description of the Series C Preferred Stock—Voting Rights.”

Our ability to issue preferred stock in the future could adversely affect the rights of holders of our Series C Preferred Stock and therefore holders of our depositary shares.

We are allowed to issue additional shares of Series C Preferred Stock, including depositary shares, and additional shares of Series B Convertible Preferred Stock or other series of preferred stock that would rank equally to the Series C Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up, which we refer to in this prospectus supplement as parity shares pursuant to our amended and restated certificate of incorporation, including the certificate of designation for the Series C Preferred Stock, without any vote of the holders of the Series C Preferred Stock. The issuance of additional shares of Series C Preferred Stock, additional shares of Series B Convertible Preferred Stock or other series of parity shares would have the effect of reducing the amounts available to the holders of the Series C Preferred Stock issued in this offering upon our liquidation, dissolution or winding up. It also would reduce amounts available to make dividend payments on the Series C Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends, including our Series B Convertible Preferred Stock.

In addition, although holders of Series C Preferred Stock are entitled to limited voting rights, as described in “Description of the Series C Preferred Stock—Voting Rights,” with respect to certain matters, the Series C Preferred Stock will generally vote separately as a class along with our Series B Convertible Preferred Stock and all other series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series C Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote. Future issuances and sales of parity shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We cannot assure you that we will be able to pay dividends regularly.

Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations, our financial condition and other factors as our board of directors deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our preferred stock, including the Series C Preferred Stock, to pay our indebtedness or to fund our other liquidity needs.

Payment of dividends also will be subject to any prohibitions and restrictions in our debt agreements and any other agreements. We are party to agreements which would prohibit or have the effect of prohibiting the declaration, payment or setting apart for payment of dividends following the occurrence and during the continuance of a default or event of default under such agreement. In addition, our senior credit facility and the indenture governing our 8.875% senior notes due 2019 restrict our ability to pay dividends in certain circumstances. In the future we may become party to other agreements which prohibit or restrict the payment of dividends. We will not declare dividends on our Series C Preferred Stock, or pay or set apart for payment dividends on our Series C Preferred Stock, if the terms of any of our agreements, including any agreement relating to our debt, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement.

In addition, for so long as any of our Series B Convertible Preferred Stock remain outstanding, we may not declare, make, pay or set aside for payment, dividends (other than a dividend or distribution payable solely in certain equity securities) on our Series C Preferred Stock or other shares ranking equal or junior to the Series B Convertible Preferred Stock unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid on our Series B Convertible Preferred Stock and all other shares ranking equal to the Series B Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the preceding, if full dividends have not been paid on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other shares of equal ranking, dividends may be declared and paid on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other shares of equal ranking so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other shares of equal ranking will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of our Series C Preferred Stock, Series B Convertible Preferred Stock and such other shares of equal ranking bear to each other. These restrictions may further limit our ability to declare and pay dividends on our Series C Preferred Stock.

Our ability to pay dividends is further limited by the requirements of Delaware law.

Our ability to pay dividends on our Series C Preferred Stock is further limited by the laws of Delaware. Under the Delaware General Corporation Law (the “DGCL”), a Delaware corporation may only make a distribution out of the corporation’s surplus (as defined in the DGCL), or in the case there is no surplus, out if the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, however, that no dividend may be paid out of net profits unless the corporation’s capital exceeds the aggregate amount represented by the issued and outstanding stock of all classes having a preference in the distribution of assets.

In addition, based on our consolidated balance sheet as of December 31, 2012, our surplus available for dividends was only approximately $50 million. Our balance sheet surplus will increase by the amount of net proceeds we receive in this offering over the aggregate par value of the Series C Preferred Stock issued. If we continue to incur significant losses, our book value surplus will be reduced in the future. As a result, we may be required to conduct an appraisal of our assets in an effort to reevaluate the existence of additional surplus available for payment of dividends and other equity distributions.

Accordingly, we may not make a distribution on our Series C Preferred Stock if we do not generate sufficient surplus and our total assets are less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of any shares of our preferred stock then outstanding, if any, with preferences senior to the rights of our Series C Preferred Stock.

We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on our Series C Preferred Stock, and therefore our depositary shares.

Our governing documents do not limit us from incurring additional indebtedness and other liabilities. As of December 31, 2012, our total debt aggregated $588.9 million. We may incur additional indebtedness and become highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series B Convertible Preferred Stock and the Series C Preferred Stock if we incur additional indebtedness. Furthermore, our existing credit agreement restricts, and any debt instruments we enter into in the future may restrict, the authorization, payment or setting apart of dividends on the Series C Preferred Stock. We will not declare dividends on our Series C Preferred Stock, or pay or set apart for payment dividends on our Series C Preferred Stock, if the terms of any of our agreements, including any agreement relating to our debt, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement.

None of the provisions relating to the Series C Preferred Stock relate to or limit our indebtedness or necessarily afford the holders of the Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Series C Preferred Stock and the trading price of the Series C Preferred Stock. Moreover, the conversion rights and voting rights of holders of our Series C Preferred Stock are limited and will not apply in the case of every transaction that may adversely affect the holders of the Series C Preferred Stock or the trading price.

If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Stock and may result in dilution to holders of the Series C Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series C Preferred Stock will bear the risk of our future offerings reducing the market price of the Series C Preferred Stock and diluting the value of their holdings in us.

You may not be able to exercise conversion rights upon a change of control. If exercisable, the change of control conversion rights may not adequately compensate you and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the occurrence of a change of control (as described herein) as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or ADRs representing such securities) is listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on a successor exchange or quotation system, holders of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock, in which case, holders will have the right only with respect to shares of Series C Preferred Stock that are not selected for redemption unless we default in payment of the redemption price) to convert some or all of their Series C Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). Notwithstanding that we generally may not redeem the Series C Preferred Stock prior to             , 2018, we have a right to redeem the Series C Preferred Stock in the event of such a change of control, and holders of the Series C Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date unless we default in payment of the redemption price. See “Description of the Series C Preferred Stock—Conversion Rights,” “Description of the Series C Preferred Stock—Optional Redemption” and “Description of the Series C Preferred Stock—Change of Control Redemption.”

If we do not elect to redeem the Series C Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights provided to the holders of our Series C Preferred Stock, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $         per share (which is approximately     % of the per-share closing sale price of our common stock reported on the NYSE on             , 2013), subject to adjustment, the holders will receive a maximum of             shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series C Preferred Stock.

In addition, the type of “change of control” transaction in which the conversion rights apply, and in which we have the right to redeem the Series C Preferred Stock, is very limited. A “change of control” for these purposes means a transaction that meets both of the following requirements: (1) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (2) following the closing of any transaction referred to in clause (1) above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ. As a result, holders of Series C Preferred Stock will not have conversion rights, and we will not have the right to redeem the shares of Series C Preferred Stock in connection with a change of control, in the event of any other type of change of control transaction.

In addition, the change of control conversion feature of the Series C Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

Our Series C Preferred Stock and the depositary shares are each a new issuance and there is no established trading market for either security, which may negatively affect the market value and your ability to transfer or sell your depositary shares.

Our Series C Preferred Stock and the depositary shares are each a new issue of securities with no established trading market. Because the Series C Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their depositary shares in the secondary market. We intend to apply to list the depositary shares on the NYSE. However, we cannot assure you that the depositary shares will be approved for listing on the NYSE. Even if so approved, trading of the depositary shares on the NYSE is not expected to begin until some time during the period ending 30 days after the date of initial issuance of the depositary shares. An active trading market on the NYSE for the depositary shares may not develop or last, in which case the trading price of the depositary shares could be adversely affected. If an active trading market does develop on the NYSE, the depositary shares may trade at prices higher or lower than their initial offering price.

We have been advised by certain of the underwriters that they intend to make a market in the depositary shares prior to any commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

The liquidity of any market for the depositary shares that may develop will depend on a number of factors, including those that may affect our market value (described below) and many other factors that are beyond our control.

The market value of our Series C Preferred Stock and the trading price of the depositary shares could be substantially affected by various factors.

The value of our Series C Preferred Stock and the market price of the depositary shares will depend on many factors, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market value of the Series C Preferred Stock;

•	the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments;

•	general economic conditions;

•	government action or regulation;

•	changes in tax laws;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry; and

•	our issuance of additional preferred equity or debt securities.

In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market price of our common stock has also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the depositary shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the depositary shares, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series C Preferred Stock becomes convertible and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.

If our common stock is delisted, your ability to transfer or sell your depositary shares may be limited and the market value of the Series C Preferred Stock and the trading price of the depositary shares will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series C Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your depositary shares and receive stated dividends on the Series C Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the depositary shares will be delisted from the NYSE as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your depositary shares may be limited and the market value of the Series C Preferred Stock and the trading price of the depositary shares will likely be materially adversely affected.

U.S. corporate holders of the Series C Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to U.S. corporate holders of the Series C Preferred Stock will be eligible for the dividends-received deduction only to the extent we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not believe we currently have accumulated earnings and profits. Additionally, we do not expect to have any current earnings and profits in 2013 and we may not have sufficient current earnings and profits during future tax years for the distributions on the Series C Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If a distribution with respect to our Series C Preferred Stock fails to qualify as a dividend, U.S. corporate holders would be unable to use the dividends-received deduction. See “Material U.S. Federal Income Tax Considerations Applicable to U.S. Holders.”

USE OF PROCEEDS

The net proceeds from the sale of the depositary shares are estimated to be approximately $             million (or approximately $             million if the underwriters’ over-allotment option is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, including any proceeds from the depositary shares issued if the underwriters exercise their over-allotment option, to enhance liquidity and financial flexibility though the repayment of borrowings outstanding under our senior credit facility and for general corporate purposes.

As of December 31, 2012, there were $95.0 million of borrowings outstanding under our senior credit facility, which bore interest at a rate of approximately 2.22%. Any borrowings repaid with the net proceeds of this offering may be reborrowed in the future, subject to the terms of the facility.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2012:

•	on an actual basis; and

•	on an as adjusted basis to reflect the offering of the depositary shares and the application of the net proceeds to repay borrowings outstanding under our senior credit facility.

You should read this table in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements, including the related notes, contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as amended by our Form 10-K/A for the year ended December 31, 2012, each of which are incorporated by reference in this prospectus supplement.

	December 31, 2012
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$1,188	$

Total long-term debt, including current portion:
Senior credit facility	$95,000	$
3.25% convertible senior notes due 2026	429		429
5.00% convertible senior notes due 2029(1)	198,242		198,242
8.875% senior notes due 2019	275,000		275,000

Total	$568,671	$

Stockholders’ equity:
Preferred stock 10,000,000 shares authorized:
Series B convertible preferred stock, $1.00 par value; 2,250,000 issued and outstanding actual and as adjusted	2,250		2,250
Series C Preferred Stock, $1.00 par value; no shares and shares issued and outstanding actual and as adjusted, respectively	—
Common stock, $0.20 par value, 100,000,000 authorized, 36,758,141 shares issued and outstanding actual and as adjusted	7,352		7,352
Treasury stock, 77,142 shares issued actual and as adjusted	(639)		(639)
Additional paid in capital	648,458
Accumulated deficit	(597,176)		(597,176)

Total stockholders’ equity	$60,245	$

Total capitalization	$628,916	$

(1)	Excludes $20.3 million of debt discount to be amortized over the life of the 2029 convertible notes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERENCE SECURITIES DIVIDENDS

Our ratios of earnings to fixed charges for each of the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008 were as follows:

	Year Ended December 31,
	2012		2011		2010		2009		2008
Ratio of Earnings to Fixed Charges and Preference Securities Dividends	(a	)	(b	)	(c	)	(d	)	6.38

(a)	Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $90.2 million.
(b)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $37.8 million.
(c)	Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $268.3 million.
(d)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $326.0 million.

DESCRIPTION OF THE SERIES C PREFERRED STOCK

The following description of the particular terms of the Series C Preferred Stock supplements the description of the general terms and provisions of preferred stock in the accompanying prospectus. The following description is a summary and it does not describe every aspect of the Series C Preferred Stock. Our restated certificate of incorporation and the certificate of designation relating to the Series C Preferred Stock, which have been or will be filed as an exhibit to the registration statement of which this prospectus supplement is a part and which are incorporated by reference in this prospectus supplement, contain the full legal text of the matters described in this section. This summary is qualified by our restated certificate of incorporation and the certificate of designation relating to the Series C Preferred Stock. Therefore, you should read carefully the detailed provisions of our restated certificate of incorporation and the certificate of designation. As used in this section, “we,” “us” and “our” mean Goodrich Petroleum Corporation, a Delaware corporation, but not any of its subsidiaries. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in such certificate of designation, and those definitions are incorporated herein by reference.

The Series C Preferred Stock is a single series of authorized preferred stock consisting of         shares, all of which are being initially offered hereby. Our restated certificate of incorporation permits us to authorize the issuance of up to 10,000,000 shares of preferred stock, in one or more classes or series without stockholder action. We may from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue equity securities that rank equally with or junior to the Series C Preferred Stock. We may also from time to time, without notice to or consent of holders of the Series C Preferred Stock, issue additional shares of Series C Preferred Stock. The additional shares of Series C Preferred Stock would form a single series with the shares of Series C Preferred Stock offered hereby.

We are offering         depositary shares, representing         shares of Series C Preferred Stock (or depositary shares, representing         shares of Series C Preferred Stock, if the underwriters exercise their over-allotment option in full), pursuant to this prospectus supplement and the accompanying prospectus.

The depositary will be the sole holder of the Series C Preferred Stock, as described under “Description of Depositary Shares,” and all references in this prospectus supplement to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of the depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described under “Description of Depositary Shares.”

Dividends

Dividends on the Series C Preferred Stock will be payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to     % of the $25,000.00 liquidation preference per preferred share (equivalent to an annual rate of $         per preferred share, or an annual rate of $         per depositary share).

Dividends on the Series C Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year (each, a “dividend payment date”), beginning June 15, 2013, when, as and if declared by our board of directors. If any of those dates is not a business day, then dividends will be payable on the next succeeding business day. The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

Dividends on the Series C Preferred Stock are cumulative from             , 2013. The initial dividend on the Series C Preferred Stock for the first dividend period is expected to be $         per preferred share ($         per depositary share) and will be payable, when and if declared, on June 15, 2013.

The Series C Preferred Stock will rank senior to our common stock with respect to the payment of dividends to the extent provided in the certificate of designation. Unless dividends have been declared and paid or declared and set apart for payment on the Series C Preferred Stock for the then-current quarterly dividend period and all past quarterly dividend periods:

•

no dividends (other than dividends in shares of our common stock or other shares of our capital stock ranking junior to our Series C Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up) may be declared or paid or set aside for payment, and no other distribution may be declared or made, upon our common stock or any of our other capital stock ranking junior to or on parity with our Series C Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up; and

•

no shares of our common stock or any other shares of our capital stock ranking junior to or on parity with our Series C Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other shares ranking junior to our Series C Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up.

Our board of directors, or a duly authorized committee thereof, may, in its discretion, choose to pay dividends on the Series C Preferred Stock without the payment of any dividends on our junior shares (defined below). No dividends may be declared or paid or set apart for payment on any Series C Preferred Stock if at the same time any arrears exist or default exists in the payment of dividends on any outstanding series of our senior shares (defined below).

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period (as defined below) for the Series C Preferred Stock) in full upon the Series C Preferred Stock or any parity shares, all dividends declared upon the Series C Preferred Stock and all such parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated unpaid dividends per share on the Series C Preferred Stock and all parity shares payable on such dividend payment date (or in the case of non-cumulative parity shares, unpaid dividends for the then-current dividend period (whether or not declared) and in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other.

For so long as any shares of our Series B Convertible Preferred Stock remain outstanding, no dividends or other distributions (other than a dividend or distribution payable solely in parity shares or junior shares (as defined below) in the case of parity shares, or junior shares in the case of junior shares, and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, the Series C Preferred Stock or any parity shares or junior shares, nor may any Series C Preferred Stock or any parity shares or junior shares be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity shares or junior shares) by us or on our behalf (except by conversion into or exchange for shares of parity shares or junior shares (as defined below) in the case of Series C Preferred Stock or parity shares, or junior shares in the case of junior shares, and cash in lieu of fractional shares) unless, in each of the foregoing instances, all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for such payment, on our Series B Convertible Preferred Stock and all other parity shares for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the preceding, if full dividends have not been paid on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other parity shares, dividends may be declared and paid on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other parity shares so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on our Series C Preferred Stock, Series B Convertible Preferred Stock and all other parity shares will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of our Series C Preferred Stock, Series B Convertible Preferred Stock and such other parity shares bear to each other.

A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the shares of Series C Preferred Stock.

Ranking

The Series C Preferred Stock will rank senior to our common stock and any other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series C Preferred Stock (together with our common stock, “junior shares”) with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

The Series C Preferred Stock will rank on parity with our Series B Convertible Preferred Stock and with any of our equity securities, including preferred stock, that we may issue in the future, the terms of which provide that such securities will rank equally with the Series C Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (“parity shares”).

The Series C Preferred Stock will rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, the terms of which provide that such securities will rank senior to the Series C Preferred Stock with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, “senior shares”). We currently have no senior shares outstanding. While any Series C Preferred Stock are outstanding, we may not authorize or create any class or series of senior shares without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Preferred Stock and all other series of voting preferred stock (defined below), acting as a single class. See “—Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of senior shares.

Maturity

The shares of Series C Preferred Stock do not have a maturity date, and we are not required to redeem or repurchase the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or repurchase them.

Optional Redemption

We may not redeem the Series C Preferred Stock prior to             , 2018 except as provided below under “—Change of Control Redemption.” At any time or from time to time on or after             , 2018 we may, at our option, redeem the Series C Preferred Stock, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a price of $25,000.00 per share of Series C Preferred Stock ($25.00 per depositary share) plus accumulated and unpaid dividends (whether or not declared), if any, to, but excluding, the redemption date. If we choose to redeem less than all of the Series C Preferred Stock, we will either determine the Series C Preferred Stock to be redeemed by lot or pro rata. Once proper notice has been given and so long as funds sufficient to pay the redemption price for all of the Series C Preferred Stock called for redemption have been set aside for payment, from and after the redemption date, dividends on the Series C Preferred Stock called for redemption will cease to accrue and such Series C Preferred Stock called for redemption will no longer be deemed outstanding, and all rights of the holders thereof will cease other than the right to receive the redemption price, without interest.

Holders of the Series C Preferred Stock will have no right to require the redemption of the Series C Preferred Stock.

Change of Control Redemption

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 90 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per preferred share ($25.00 per depositary share), plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

A “Change of Control” is when, after the initial delivery of the Series C Preferred Stock, each of the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem the Series C Preferred Stock as described under “—Optional Redemption,” or “—Change of Control Redemption” in which case such holder will only have the right with respect to the shares of Series C Preferred Stock not called for redemption (unless we default in the payment of the redemption price and accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares of Series C Preferred Stock subject to such default in payment)) to convert some or all of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25,000.00 liquidation preference per preferred share ($25.00 per depositary share) plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	the Share Cap, subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed                  shares of common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series C Preferred Stock is exercised, not to exceed         shares of common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap.

In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series C Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided or provide irrevocable notice of our election to redeem all or any portion of the Series C Preferred Stock, holders will not be able to convert Series C Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right (unless we default in payment of the redemption price and all accumulated and unpaid dividends);

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right; and

•	the last date on which holders of Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of Series C Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series C Preferred Stock to be converted; and

•	that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

The ‘‘Change of Control Conversion Date’’ is the date the Series C Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Stock.

The ‘‘Common Stock Price’’ will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series C Preferred Stock;

•	if certificated Series C Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

•	the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series C Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

Shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series C Preferred Stock. If we elect to redeem Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25,000.00 per preferred share ($25.00 per depositary share), plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our common stock or other property.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over us.

Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Except as indicated below, the holders of the Series C Preferred Stock will have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock or six quarterly dividends (whether or not consecutive) payable on any other parity shares are in arrears, in each case, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two and the holders of the Series C Preferred Stock, voting together as a single class with the holders of any other series of parity shares upon which like voting rights have been conferred and are exercisable, including our Series B Convertible Preferred Stock (any such other series, the “voting preferred stock”), will have the right to elect these two additional directors at an annual meeting of stockholders or a properly called special meeting of the holders of the Series C Preferred Stock and such voting preferred stock and at each subsequent annual meeting of stockholders until all such dividends and distributions for the then current quarterly period on the Series C Preferred Stock and such other voting preferred stock have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series C Preferred Stock and the voting preferred stock then outstanding have been paid and full dividends on the Series C Preferred Stock and the voting preferred stock for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series C Preferred Stock and the voting preferred stock to elect these two additional directors will cease, the terms of office of these two directors will forthwith terminate and the number of directors constituting our board of directors will be reduced accordingly. However, the right of the holders of the Series C Preferred Stock and the voting preferred stock to elect two additional directors will again vest if and whenever six quarterly dividends are in arrears, as described above.

The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series C Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, is required in order:

(i)

to amend, alter or repeal any provisions of our restated certificate of incorporation or the share designation relating to the Series C Preferred Stock, whether by merger, consolidation or otherwise, to affect materially and adversely the rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock, or

(ii)	to authorize, create or increase the authorized amount of, any class or series of beneficial interest having rights senior to the Series C Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

For purposes of the foregoing voting requirements, neither of the following shall be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock:

•	the amendment of provisions of the charter so as to authorize or create or to increase the authorized amount of, any junior shares or any parity shares; nor

•

any filing with the Delaware Secretary of State by us, including in connection with a merger, consolidation or otherwise, in which (1) we are the surviving entity and the Series C Preferred Stock remains outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series C Preferred Stock for other preferred equity or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to that of the Series C Preferred Stock (except for changes that do not materially and adversely affect the Series C Preferred Stock); or (3) upon effectiveness of such merger, consolidation or other transaction giving rise to the filing (and if such effectiveness occurs before                     , 2018, a Change of Control shall have occurred on or prior to such effectiveness), the Series C Preferred Holders will be entitled to receive in exchange for their Series C Preferred Stock without further action by such holder cash consideration equal to the redemption price described under “—Optional Redemption” above including all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of such effectiveness and funds sufficient to pay the redemption price for all shares of Series C Preferred Stock will be set aside for payment.

The above voting provisions will not apply with respect to shares of Series C Preferred Stock if, at or before the time when the act with respect to which the vote would otherwise be required is effected, such outstanding shares of Series C Preferred Stock either are subject to (1) a notice of redemption pursuant to the provisions described under “—Optional Redemption” or “—Change of Control Redemption” above and funds sufficient to pay the applicable redemption price, including accumulated and unpaid dividends, for all of such shares of Series C Preferred Stock called for redemption have been set aside for payment or (2) a Change of Control Conversion Right which has been properly exercised and not withdrawn.

When the Series C Preferred Stock is entitled to vote, such shares are entitled to one vote per share. Because each depositary share represents a 1/1000th interest in a share of Series C Preferred Stock, holders of depositary receipts will be entitled to 1/1000th of a vote per depositary share under those limited circumstances in which holders of the Series C Preferred Stock are entitled to a vote. In any matter in which the Series C Preferred Stock may vote as a single class with any other series of our preferred stock including our Series B Convertible Preferred Stock (as described in this prospectus supplement or as may be required by law), each share of Series C Preferred Stock shall be entitled to one vote per $50.00 of stated liquidation preference. Accordingly, in those situations where the Series C Preferred Stock votes with any other series of our preferred stock, including our Series B Convertible Stock which has a stated liquidation preference of $50.00 per share, and assuming a stated liquidation preference of the Series C Preferred Stock of $25,000.00, then each share of the Series C Preferred Stock would be entitled to 500 votes (one-half of a vote per depositary share).

However, we may create additional series or classes of parity shares and junior shares, increase the authorized number of shares of parity shares (including the Series C Preferred Stock) and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of the Series C Preferred Stock.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, you, as a holder of our Series C Preferred Stock, will be entitled to receive out of our assets available for distribution to stockholders (after payment or provision for all of our debts and other liabilities and subject to the preferential rights of the holders of any future series of preferred stock ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up (the establishment of which series of preferred stock shall be subject to the provisions under ‘‘—Voting Rights’’ above)) a liquidation preference of $25,000.00 per preferred share ($25.00 per depositary share) in cash (or property having a fair market value as determined by our board of directors valued at $25,000.00 per preferred share ($25.00 per depositary share)) plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution of assets is made to holders of common stock or any other class or series of our capital stock ranking junior to our Series C Preferred Stock as to liquidation rights.

If upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to make full payment to holders of our Series C Preferred Stock and any other shares of our preferred stock ranking on parity with our Series C Preferred Stock as to liquidation rights, then holders of our Series C Preferred Stock and holders of shares of such preferred stock ranking on parity with our Series C Preferred Stock as to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Written notice of any such liquidation, dissolution or winding up, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances will be payable, will be given to you by first-class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, at your address as it appears on our stock transfer records (or, in the case of Series C Preferred Stock held in global form, in accordance with applicable procedures of DTC).

After payment of the full amount of the liquidating dividends to which you are entitled on your shares of Series C Preferred Stock, you will not have any right or claim to any of our remaining assets with respect to such shares of Series C Preferred Stock.

Our consolidation or merger with or into another entity, the merger of another entity with or into us, or the sale, lease or conveyance of all or substantially all of our property or business will, in each case, not be deemed to constitute a liquidation, dissolution or winding up of our affairs for purposes of the liquidation rights of our Series C Preferred Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C Preferred Stock is outstanding, we will (1) transmit by mail or otherwise provide (or by other permissible means under the Exchange Act) to all holders of Series C Preferred Stock and holders of depositary shares as their names and addresses appear in our record books (or otherwise in accordance with the applicable procedures of DTC) and, without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits, including certifications, that would have been required) and (2) promptly, upon request, provide copies of such reports to any prospective holder of Series C Preferred Stock or depositary shares. In such case, we will mail (or otherwise provide) the information to the holders of Series C Preferred Stock or depositary shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Transfer Agent, Registrar, Paying Agent and Depositary Agent

American Stock Transfer & Trust Company, LLC will be the transfer agent, registrar and paying agent for the Series C Preferred Stock and depositary agent for the depositary shares.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in “Book-Entry, Delivery and Form.”

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series C Preferred Stock. As described under “Description of the Series C Preferred Stock,” we are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/1000th ownership interest in a share of Series C Preferred Stock and will be evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares will be deposited under a deposit agreement among us, American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of our Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). The termination of the deposit agreement or any amendment to the deposit agreement that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such termination or amendment has been approved by the holders of at least a two-thirds majority of the depositary shares then outstanding.

Immediately following the issuance of our Series C Preferred Stock, we will deposit our Series C Preferred Stock with the depositary, which will then issue depositary receipts evidencing the depositary shares to the initial holders thereof. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in “Where You Can Find More Information.”

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of our Series C Preferred Stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our Series C Preferred Stock.

If there is a distribution other than in cash, rights, preferences or privileges, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines, in consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property (at a public or private sale) in a commercially reasonable manner and distributing the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Conversion Rights of Depositary Shares

As described above under “Description of the Series C Preferred Stock—Conversion Rights,” the Series C Preferred Stock will be subject to the Change of Control Conversion Right. The depositary shares may be converted into shares of our common stock through the depositary upon the same terms and conditions as the Series C Preferred Stock.

If a holder’s interest is a beneficial interest in a global depositary receipt evidencing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security. If a holder’s interest is in certificated form, the record holders of depositary shares representing fractional interests in the Series C Preferred Stock must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to us or in blank to the depositary or its agent. Each such conversion of depositary shares will be deemed to have been effected on the trading day that the notice of conversion is received during regular business hours by the depositary; provided that, if applicable, the depositary receipts being surrendered are received by the depositary within two trading days after the depositary’s receipt of the notice of conversion. In all other cases, the conversion date will be the first trading day on which the foregoing requirements shall have been satisfied.

Redemption of Depositary Shares

If we redeem the Series C Preferred Stock (i) on or after         , 2018, in whole at any time or from time to time in part, or (ii) due to the occurrence of a “Change of Control,” as described in “Description of the Series C Preferred Stock—Change of Control Redemption,” we will cause the redemption of the corresponding depositary shares. The redemption price per depositary share will be 1/1000th of the redemption price per share payable with respect to the Series C Preferred Stock. On or prior to the redemption date, we will pay or cause to be paid in full to the depositary the redemption price of the deposited shares of Series C Preferred Stock to be redeemed, and the depositary shall redeem the number of depositary shares representing such shares of Series C Preferred Stock.

If less than all of the outstanding depositary shares are to be redeemed, the depositary will select by lot or pro rata (as nearly as may be), those depositary shares to be redeemed. The depositary will mail notice of redemption to record holders of the depositary shares not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Stock and the related depositary shares.

Voting our Series C Preferred Stock

Because each depositary share represents a 1/1000th interest in a share of our Series C Preferred Stock, holders of depositary receipts will be entitled to a 1/1000th of a vote per depositary share under those limited circumstances in which holders of our Series C Preferred Stock are entitled to vote. In any matter in which the Series C Preferred Stock may vote as a single class with any other series of our preferred stock including our Series B Convertible Preferred Stock (as described in this prospectus supplement or as may be required by law), each share of Series C Preferred Stock shall be entitled to one vote per $50.00 of stated liquidation preference. Accordingly, in those situations where the Series C Preferred Stock votes with any other series of our preferred stock, including our Series B Convertible Stock which has a liquidation preference of $50.00 per share, and assuming a stated liquidation preference of the Series C Preferred Stock of $25,000.00, then each share of the Series C Preferred Stock would be entitled to 500 votes (one-half of a vote per depositary share).

When the depositary receives notice of any meeting at which the holders of our Series C Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to our Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for our Series C Preferred Stock, may instruct the depositary to vote the amount of our Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of our Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that may be deemed necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing our Series C Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Form of Series C Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC and its participants, as described in “Book-Entry, Delivery and Form.” Our Series C Preferred Stock will be issued in registered form to the depositary as described in “Description of the Series C Preferred Stock.”

Listing

We intend to file an application to list the depositary shares on the NYSE under the symbol “GDP PrC”. If the application is approved, we expect trading of the depositary shares on the NYSE to begin within 30 days after the depositary shares are first issued.

BOOK-ENTRY, DELIVERY AND FORM

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option, subject to the procedures of DTC, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS

The following discussion summarizes the material U.S. federal income tax considerations relevant to the purchase, ownership, disposition and conversion of the Series C Preferred Stock and the depositary shares representing shares of such Series C Preferred Stock offered by this prospectus supplement and any common stock received with respect to such Series C Preferred Stock. When we refer to Series C Preferred Stock in this section, we mean both the Series C Preferred Stock and the depositary shares representing shares of such Series C Preferred Stock.

This summary is limited to “U.S. holders” (as defined below) who will hold our Series C Preferred Stock, and any common stock received in respect thereof, as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and judicial and administrative authority, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This summary does not address all aspects of U.S. federal income taxes (such as the alternative minimum tax) and does not describe any tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this summary does not describe all U.S. federal income tax considerations that may be relevant to a holder it light of its personal circumstances or the U.S. federal income tax consequences applicable to certain categories of investors that may be subject to special rules under U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	a corporation that accumulates earnings to avoid U.S. federal income tax;

•	tax-exempt or governmental organizations;

•	pension or other employee benefit plans;

•	dealers in securities;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that hold our Series C Preferred Stock or common stock received in respect thereof as a result of a constructive sale;

•	persons that hold our Series C Preferred Stock or common stock received in respect thereof through a foreign financial institution or other foreign entity;

•	certain former citizens or long-term residents of the United States;

•	real estate investment trusts or regulated investment companies; and

•

persons that hold our Series C Preferred Stock or common stock received in respect thereof as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity treated as a partnership for U.S. federal income tax purposes holds Series C Preferred Stock or common stock received in respect thereof, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring our Series C Preferred Stock, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of such stock and any common stock received in respect thereof.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR SERIES C PREFERRED STOCK. ADDITIONALLY, THIS DISCUSSION CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. IF YOU ARE CONSIDERING THE PURCHASE OF OUR SERIES C PREFERRED STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SERIES C PREFERRED STOCK AND ANY COMMON STOCK RECEIVED IN RESPECT THEREOF IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR SERIES C PREFERRED STOCK OR IN ANY COMMON STOCK RECEIVED IN RESPECT THEREOF IN YOUR PARTICULAR CIRCUMSTANCES.

Definition of a U.S. Holder

You are a U.S. holder for purposes of this discussion if you are a beneficial owner of our Series C Preferred Stock or common stock and you are, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

Distributions and Dividends

Cash distributions with respect to our Series C Preferred Stock and cash distributions with respect to our common stock generally will be characterized as dividend income when paid, to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to our Series C Preferred Stock or common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series C Preferred Stock or common stock, as the case may be, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such Series C Preferred Stock or common stock, as the case may be, for more than one year as of the time of the distribution. We do not believe we currently have accumulated earnings and profits. Additionally, we do not expect to have any current earnings and profits in 2013 and we may not have sufficient current earnings and profits during future tax years for any distributions on our Series C Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Series C Preferred Stock fails to qualify as a dividend, U.S. corporate holders would be unable to use the dividends-received deduction described below.

Dividends received by individual holders of our Series C Preferred Stock will generally be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual holders of our Series C Preferred Stock where such stock is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Series C Preferred Stock becomes ex-dividend. Also, if a dividend received by an individual stockholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock. In addition, as set forth below, an additional tax of 3.8% may be applicable. Individual stockholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Distributions received by corporations will be treated as dividends for U.S. federal income tax purposes and generally will be eligible for the dividends-received deduction to the extent paid out of our current and accumulated earnings and profits. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends, the holding period is at least 91 days during the 181-day period beginning on the date 90 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Series C Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the stockholder in certain instances must reduce its basis (but not below zero) in the Series C Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. As described above, we may not have sufficient earnings and profits in 2013 or in future years to cause distributions on our Series C Preferred Stock to be treated as dividends for U.S. federal income tax purposes. Each domestic corporate holder of our Series C Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Increase in Liquidation Preference

If we fail to declare and pay a quarterly dividend on the shares of our Series C Preferred Stock, the liquidation preference of such shares will increase by the amount of the unpaid dividend. We intend to take the position that the amount of unpaid dividends (if any) that increase the liquidation preference will not be taxable to a U.S. holder until such amounts are paid in cash or common stock either upon a voluntary or involuntary liquidation, winding up or dissolution, or upon conversion of our Series C Preferred Stock into our common stock. It is possible that the IRS may take a different position, in which case unpaid dividends may be deemed to be received and thus taxable at the time the liquidation preference is increased. U.S. holders are encouraged to consult their own independent tax advisors regarding the possibility that accumulated unpaid dividends could be treated as taxable at the time such dividends increase the liquidation preference of our Series C Preferred Stock.

Conversion into Common Stock

As discussed above, to the extent we have not provided irrevocable notice of our election to redeem the Series C Preferred Stock, upon the occurrence of a Change of Control, each holder of our Series C Preferred Stock will have the right to convert the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock. Please see “Description of the Series C Preferred Stock—Conversion Rights.”

Except as discussed below, a U.S. holder generally will not recognize (i.e., take into account for U.S. federal income tax purposes) gain or loss upon the conversion of our Series C Preferred Stock, except to the extent of any cash or common stock received attributable to accumulated and unpaid dividends, which will be treated as described above under “—Distributions and Dividends.” The adjusted tax basis of common stock received on conversion, other than shares of common stock attributable to accumulated but unpaid dividends, generally will equal the adjusted tax basis of our Series C Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional common stock exchanged for cash), and the holding period of such common stock received on conversion generally will include the period during which the U.S. holder held its converted Series C Preferred Stock prior to conversion. A U.S. holder’s adjusted tax basis in any shares of common stock received as a dividend upon conversion will equal the fair market value of such common stock on the conversion date, and a U.S. holder’s holding period for such shares shall begin on the day after receipt thereof.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received in lieu of the fractional common share and the adjusted tax basis allocable to the fractional common share deemed exchanged.

Sale or Other Disposition, Including Redemptions

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (except as discussed below) or other disposition of our Series C Preferred Stock or our common stock equal to the difference between the amount realized upon the disposition (not including any proceeds attributable to any declared and accrued but unpaid dividends, which will be taxable as described above to U.S. holders of record that have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum tax rate of 20%. In addition, as set forth below, an additional tax of 3.8% may be applicable. The deductibility of net capital losses is subject to limitations. Each holder should consult its own tax advisor to determine the deductibility of net capital losses, if any.

A payment made in redemption of Series C Preferred Stock may be treated as a dividend, rather than as payment pursuant to a sale or exchange of our Series C Preferred Stock, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code; or

•	is a redemption of stock held by a non-corporate shareholder which results in a “partial liquidation” of the Company under Section 302(b)(4) of the Code.

If the redemption payment is treated as a dividend, the rules discussed above in “Distributions and Dividends” will apply.

In determining whether any of the tests described above have been met, a U.S. holder must take into account not only shares of our Series C Preferred Stock and our common stock that the U.S. holder actually owns, but also shares that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

If a U.S. holder owns only an insubstantial percentage of our Series C Preferred Stock, and does not participate in our control or management, a redemption of such holder’s Series C Preferred Stock generally will qualify for sale or exchange treatment.

Each U.S. holder of our Series C Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of our Series C Preferred Stock will be treated as a dividend or as payment in exchange for such Series C Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Distributions and Dividends” will apply. If the redemption is treated as occurring pursuant to a sale or exchange of our Series C Preferred Stock, the rules discussed in the first paragraph of this section, “Sale or Other Disposition, Including Redemptions,” will apply.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS pertaining to distributions we make with respect to our Series C Preferred Stock or our common stock and the proceeds received from the disposition of our Series C Preferred Stock or our common stock. Certain U.S. holders may be subject to backup withholding on the payment of dividends with respect to our Series C Preferred Stock or our common stock and to certain payments of proceeds on the sale, exchange, redemption or other disposition of our Series C Preferred Stock or our common stock unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be credible against a U.S. holder’s U.S. federal income tax liability, and the holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own independent tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

3.8% Medicare Tax on Unearned Income

Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received and gain recognized with respect to our Series C Preferred Stock or our common stock. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals a holder’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. holders are urged to consult their own tax advisors regarding the implications of this additional Medicare tax to their particular circumstances.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR SERIES C PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

UNDERWRITING

We have entered into an underwriting agreement with Morgan Stanley & Co. LLC, UBS Securities LLC and Barclays Capital Inc., as representatives of the underwriters named below, with respect to the depositary shares being offered. Subject to certain conditions, we have agreed to sell and each underwriter has severally, and not jointly, agreed to purchase the number of depositary shares indicated in the following table.

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC
UBS Securities LLC
Barclays Capital Inc.
MLV & Co. LLC
Stephens, Inc.

Total

The underwriters are committed to take and pay for all of the depositary shares being offered, if any are taken, other than the depositary shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the depositary shares to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $         per depositary share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $         per depositary share to other dealers. If the depositary shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

If the underwriters sell more depositary shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional             depositary shares from us. They may exercise that option for 30 days from the date of this prospectus supplement. If any depositary shares are purchased pursuant to this option, the underwriters will severally, and not jointly, purchase the additional depositary shares in the same proportion as set forth in the table above.

Prior to this offering, there has been no public market for the depositary shares. We intend to file an application to list the depositary shares on the NYSE under the symbol “GDP PrC”. We will use commercially reasonable efforts to have the listing application for the depositary shares approved. If the application is approved, trading of the depositary shares is expected to commence within 30 days after the date of initial issuance of the depositary shares. Certain of the underwriters have advised us that they intend to make a market in the depositary shares prior to commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making activities, if commenced, at any time without notice. No assurance can be given as to the liquidity of the trading market for the depositary shares.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase an additional             depositary shares.

	No Exercise	Full Exercise
Per Depositary Share	$	$
Total	$	$

In connection with this offering, the underwriters may purchase and sell depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to it. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

For a period beginning on the date of this prospectus and through 30 days after the date of this prospectus, we have agreed that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our securities that are substantially similar to the Series C Preferred Stock, including but not limited to any options or warrants to purchase shares of Series C Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Series C Preferred Stock or any substantially similar securities (including depositary shares) without the prior consent of Morgan Stanley & Co. LLC, UBS Securities LLC and Barclays Capital Inc.

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $750,000 and will be payable by us.

The depositary shares may be sold to our executive officers and directors at the public offering price. The number of depositary shares available for sale to the public in the offering will be reduced to the extent that depositary shares are sold to any of our executive officers or directors.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

In addition, one or more additional underwriters may serve as co-managers of or otherwise act as underwriters in this offering. Affiliates of those underwriters also may be lenders under our revolving line of credit or other indebtedness that we repay with net proceeds from this offering and, in such case, will receive their pro rata share of any proceeds from this offering that we use to repay any such indebtedness under which they are lenders.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares in any jurisdiction where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any of our depositary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our depositary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our depositary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our depositary shares to be offered so as to enable an investor to decide to purchase any of our depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of our depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our depositary shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the depositary shares and the shares of Series C Preferred Stock being offered herein will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of Goodrich Petroleum Corporation as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Estimates of the oil and gas reserves of Goodrich Petroleum Corporation and related future net cash flows and the present values thereof, included in this prospectus supplement and our annual report on Form 10-K for the year ended December 31, 2012, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2012, were based upon reserve reports prepared by Netherland Sewell and Associates, Inc. as of December 31, 2012, December 31, 2011 and December 31, 2010. We have incorporated these estimates in reliance on the authority of each such firm as experts in such matters.

GLOSSARY

The definitions set forth below apply to the indicated terms as used in this prospectus supplement. The following terms have specific meanings as set forth below:

Bcf	Billion cubic feet
Bcfe	Billion cubic feet equivalent
MMBbls	Million barrels of crude oil or other liquid hydrocarbons
NGLs	Natural gas liquids
U.S.	United States

Crude oil and other liquid hydrocarbons are converted into cubic feet of natural gas equivalent based on six Mcf of natural gas to one barrel of crude oil or other liquid hydrocarbons.

Economically producible as it relates to a resource, means a resource that generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. The value of the products that generate revenue shall be determined at the terminal point of oil-and-natural gas producing activities.

Estimated ultimate recovery is the sum of reserves remaining as of a given date and cumulative production as of that date.

Field is an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature or stratigraphic condition. The SEC provides a complete definition of field in Rule 4-10 (a) (15).

Proved reserves are those quantities of oil and natural gas which, by analysis of geosciences and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulation prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. As used in this definition, “existing economic conditions” include prices and costs at which economic producibility from a reservoir is to be determined. The prices shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based on future reconditions. The SEC provides a complete definition of proved reserves in Rule 4-10 (a) (22) of Regulation S-X.

Reasonable certainty means a high degree of confidence that the quantities will be recovered, if deterministic methods are used. If probabilistic methods are used, there should be at least a 90 percent probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geosciences (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery with time, reasonably certain estimated ultimate recovery is much more likely to increase or remain constant than to decrease. The deterministic method of estimating reserves or resources uses a single value for each parameter (from the geosciences, engineering, or economic data) in the reserves calculation. The probabilistic method of estimation of reserves or resources uses the full range of values that could reasonably occur for each unknown parameter (from the geosciences and engineering data) to generate a full range of possible outcomes and their associated probabilities of occurrence.

Reserves are estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market, and all permits and financing required to implement the project.

G-1

PROSPECTUS

GOODRICH PETROLEUM CORPORATION

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Guarantee of Debt Securities of Goodrich Petroleum Corporation by:

Goodrich Petroleum Company, L.L.C.

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries, including Goodrich Petroleum Company, L.L.C. The aggregate initial offering price of the securities that we will offer will not exceed $500,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiary. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “GDP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 8, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination up to $500,000,000 of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Goodrich Petroleum Corporation,” “Goodrich,” “we,” “us” or “our” are to Goodrich Petroleum Corporation and its consolidated subsidiary.

THE COMPANY

We are an independent oil and natural gas company engaged in the exploration, development and production of properties primarily in (i) South Texas, which includes the Eagle Ford Shale Trend, (ii) Northwest Louisiana and East Texas, which includes the Haynesville Shale and Cotton Valley Taylor Sand and (iii) Southwest Mississippi and Southeast Louisiana which includes the Tuscaloosa Marine Shale.

Our principal executive offices are located at 801 Louisiana, Suite 700, Houston, Texas 77002, and our phone number is (713) 780-9494. Our website is located at http://www.goodrichpetroleum.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

For additional information as to our business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

ABOUT THE SUBSIDIARY GUARANTOR

Goodrich Petroleum Corporation is a holding company. We conduct most of our operations through our subsidiaries. Goodrich Petroleum Company, L.L.C. is our only active subsidiary as of the date of this prospectus. If specified in the accompanying prospectus supplement respecting a series of debt securities, Goodrich Petroleum Company, L.L.C. and any other of our future subsidiaries specified in the prospectus supplement may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. We refer to Goodrich Petroleum Company, L.L.C. in this prospectus as the “Subsidiary Guarantor.” Financial information concerning our Subsidiary Guarantor and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

For additional information as to our and our subsidiary’s business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-12719) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any documents that are filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at l-800-SEC-0330 for further information. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our Annual Meeting of Stockholders, filed on April 11, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	Our Current Reports on Form 8-K filed on January 6, 2012, May 22, 2012 and October 4, 2012 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01); and

•

The description of our common stock contained in our registration statement on Form 8-B dated February 3, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

In addition, we incorporate by reference in this prospectus any future filings made by Goodrich Petroleum Corporation with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address and telephone number:

Goodrich Petroleum Corporation

Attention: Corporate Secretary

801 Louisiana, Suite 700

Houston, Texas 77002

(713) 780-9494

We also maintain a website at http://www.goodrichpetroleum.com. However, the information on our website is not part of this prospectus.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, or filings with the SEC and our public releases contain forward looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include information concerning future production and reserves, schedules, plans, timing of development, contributions from oil and gas properties and marketing and midstream activities, and also include those statements accompanied by or that otherwise include the words “may,” “could,” “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “predicts,” “target,” “goal,” “plans,” “objective,” “potential,” “should,” or similar expressions or variations on such expressions that convey the uncertainty of future events or outcomes. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

These forward-looking statements involve risk and uncertainties. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risk and uncertainties:

•	planned capital expenditures;

•	future drilling activity;

•	our financial condition;

•	business strategy, including our ability to successfully transition to more liquids-focused operations;

•	the market prices of oil and natural gas;

•	uncertainties about the estimated quantities of oil and natural gas reserves;

•	financial market conditions and availability of capital;

•	production;

•	hedging arrangements;

•	future cash flows and borrowings;

•	litigation matters;

•	pursuit of potential future acquisition opportunities;

•	sources of funding for exploration and development;

•	general economic conditions, either nationally or in the jurisdictions in which we or our subsidiary are doing business;

•

legislative or regulatory changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulation, drilling and permitting regulations, derivatives reform, changes in state and federal corporate taxes, environmental regulation, environmental risks and liability under federal, state and foreign and local environmental laws and regulations;

•	the creditworthiness of our financial counterparties and operation partners;

•	the securities, capital or credit markets;

•	our ability to repay our debt; and

•

other factors discussed in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our other public filings, press releases and discussions with our management.

Any of these factors and other factors contained in this prospectus, any prospectus supplement or any documents incorporated by reference could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	reduction or refinancing of debt or other corporate obligations;

•	additions to our working capital;

•	capital expenditures; and

•	potential future acquisitions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges plus preferred stock dividends for the periods indicated.

	Nine Months Ended September 30, 2012		Years Ended December 31,
			2011		2010		2009		2008	2007
Ratio of earnings to fixed charges	(a	)	(b	)	(c	)	(d	)	8.86	(e	)
Ratio of earnings to combined fixed charges and preference securities dividends	(f	)	(g	)	(h	)	(i	)	6.38	(j	)

(a)	Earnings for the nine months ended September 30, 2012 were inadequate to cover fixed charges. The coverage deficiency was $8.5 million.
(b)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges. The coverage deficiency was $31.8 million.
(c)	Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges. The coverage deficiency was $262.2 million.
(d)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges. The coverage deficiency was $318.3 million.
(e)	Earnings for the year ended December 31, 2007 were inadequate to cover fixed charges. The coverage deficiency was $59.5 million.
(f)	Earnings for the nine months ended September 30, 2012 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $13.1 million.
(g)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $37.8 million.
(h)	Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $268.3 million.
(i)	Earnings for the year ended December 31, 2009 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $326.0 million.
(j)	Earnings for the year ended December 31, 2007 were inadequate to cover fixed charges and preference securities dividends. The coverage deficiency was $65.5 million.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Goodrich Petroleum Corporation and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, Goodrich Petroleum Company, L.L.C. and any other of our future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•

the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Goodrich Petroleum Corporation described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Goodrich Petroleum Corporation described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of material terms of our common stock, preferred stock, certificate of incorporation and bylaws. This summary is qualified by reference to our certificate of incorporation, bylaws and the designation of our preferred stock, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

As of January 1, 2013, our authorized capital stock was 110,000,000 shares. Those shares consisted of (a) 10,000,000 shares of preferred stock, $1.00 par value, 2,250,000 of which were outstanding; and (b) 100,000,000 shares of common stock, $0.20 par value, of which 36,721,766 shares were issued and outstanding. In addition, as of January 1, 2013, (a) 3,587,850 shares of common stock were reserved for issuance pursuant to the conversion of our Series B convertible preferred stock, (b) 6,506 shares of common stock were reserved for issuance pursuant to the conversion of our 3.25% convertible senior notes due 2026, (c) 6,304,468 shares of common stock were reserved for issuance pursuant to the conversion of our 5.00% convertible senior notes due 2029, (d) 3,299,776 shares of common stock were reserved for issuance pursuant to our stock option plans, of which options to purchase 900,984 shares at a weighted average exercise price of $21.57 per share had been issued, and (e) 1,543,650 shares of restricted stock awards had not yet vested.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share held of record of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor, subject to any dividend preferences of any outstanding shares of preferred stock. Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol “GDP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

As of the date of this prospectus, we have 7,750,000 shares of authorized but unissued preferred stock that are undesignated.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of our common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix the number of shares constituting any class or series of preferred stock; and

•	establish the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock, the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

Series B Convertible Preferred Stock

As of the date of this prospectus, we had 2,250,000 shares issued and outstanding of our Series B Convertible Preferred Stock. The Liquidation Preference is $50 per share of Series B Preferred Stock, plus accumulated and unpaid dividends.

Conversion Rights. Each share is convertible at the option of the holder into our common stock at any time at an initial conversion rate of 1.5946 shares of common stock per share, which is equivalent to an initial conversion price of approximately $31.36 per share of common stock. Upon conversion of the Series B Convertible Preferred Stock (pursuant to a voluntary conversion or the Company Conversion Option (as defined in the Certificate of Designation of the Series B Convertible Preferred Stock (the “Certificate of Designation”)), we may choose to deliver the conversion value to holders in cash, shares of common stock, or a combination of cash and shares of common stock.

On or after December 21, 2010, we may, at our option, cause the Series B Convertible Preferred Stock to be automatically converted into that number of shares of common stock that are issuable at the then-prevailing conversion rate. We may exercise our conversion right only if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day prior to the announcement of our exercise of the option, the closing price of our common stock equals or exceeds 130% of the then-prevailing conversion price of the Series B Convertible Preferred Stock.

Redemption. The Series B Convertible Preferred Stock is non-redeemable by us.

Fundamental Change. If a Fundamental Change (as defined in the Certificate of Designation) occurs, holders may require us in specified circumstances to repurchase all or part of the Series B Convertible Preferred Stock. In addition, upon the occurrence of a Fundamental Change or Specified Corporate Events (as defined in the Certificate of Designation), we will under certain circumstances increase the conversion rate by a number of additional shares of common stock.

Dividends. Holders of our Series B Preferred Stock are entitled to receive, when and if declared by our board of directors, cumulative cash dividends on the Series B Preferred Stock at a rate of 5.375% of the $50 liquidation preference per year (equivalent to $2.6875 per year per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on each March 15, June 15, September 15, and December 15 of each year or, if not a business day, the next succeeding business day. Dividends may be increased under certain circumstances as described below.

If we fail to pay dividends on the shares of our Series B Preferred Stock on six dividend payment dates (whether consecutive or not), then the dividend rate per annum will increase by an additional 1.0% on and after the day after such sixth dividend payment date, until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Any further failure to pay dividends would cause the dividend rate to increase again by the additional 1.0% until we have again paid all dividends for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Upon the occurrence of specified corporate events described in the Certificate of Designation, the dividend rate per annum will increase by an additional 3.0% for every quarter in which the closing price of our common stock is below $26.13 for 20 trading days within the period of 30 consecutive trading days ending 15 trading days prior to the quarterly record date for the quarter.

Ranking. Our Series B Preferred Stock ranks, with respect to dividend rights or rights upon our liquidation, winding up or dissolution:

•

senior to (i) all of our common stock and (ii) each class of capital stock or series of preferred stock established after December 21, 2005 (which we refer to as the “Issue Date”), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Junior Stock”);

•

on a parity in all respects with any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (which we refer to collectively as “Parity Stock”); and

•

junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to our Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding up or dissolution (we refer to the stock described in this bullet point as the “Senior Stock”).

Voting Rights. Except as required by Delaware law, our restated certificate of incorporation and the Certificate of Designation, holders of our Series B Preferred Stock will have no voting rights unless dividends payable on our Series B Preferred Stock are in arrears for six or more quarterly periods. In that event, the holders of our Series B Preferred Stock, voting as a single class with the shares of any other class or series of preferred stock or preference securities having similar voting rights, will be entitled at the next regular or special meeting of our stockholders to elect two directors, and the number of directors that comprise our board will be increased by the number of directors so elected. These voting rights and the terms of the directors so elected will continue until the dividend arrearage on our Series B Preferred Stock has been paid in full. The affirmative consent of holders of at least 66 2 / 3 % of the outstanding shares of our Series B Preferred Stock will be required for the issuance of Senior Stock and for amendments to our restated certificate of incorporation that would materially adversely affect any right, preference, privilege or voting power of our Series B Preferred Stock.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

The provisions of our certificate of incorporation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Written Consent of Stockholders and Stockholder Meetings. Any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the Board (if any), the Vice Chairman, the President or by a majority of the board of directors.

Advance Notice Procedure for Stockholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors, as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

•	with respect to an election to be held at the annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders;

•

with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed to stockholders or public disclosure of the date of the meeting was made, whichever first occurs, and must contain specified information concerning the person to be nominated.

Notice of stockholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days prior to the anniversary date of the preceding annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders’ meeting, including with respect to the nomination of directors or considering any transaction that could result in a change in control.

Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Limitation of Liability of Directors

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrant will be issued in registered form only. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•

enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•

loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the New York Stock Exchange. We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with certain of the offered securities. Vinson & Elkins L.L.P. has in the past represented the lenders under our credit facilities. The validity of issuance of certain of the offered securities and other matters arising under Louisiana law are being passed upon by Cook, Yancey, King & Galloway, APLC, Shreveport, Louisiana. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Goodrich Petroleum Corporation appearing in Goodrich Petroleum Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of Goodrich Petroleum Corporation’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Estimates of the oil and gas reserves of Goodrich Petroleum Corporation and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based upon reserve reports prepared by Netherland, Sewell & Associates, Inc. as of December 31, 2009, 2010 and 2011. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

                     Depositary Shares

Depositary Shares

Each Representing a 1/1000th Interest in a Share of

% Series C Cumulative Preferred Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Morgan Stanley

UBS Investment Bank

Barclays

MLV & Co.

Stephens Inc.

            , 2013